EX-23.1


                [Letterhead of Vitale, Caturano & Company, Ltd.]




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        As independent registered public accountants, we hereby consent to the use of our report dated June 28, 2005 (and to all references to our Firm) included in or made a part of this registration statement.

/s/ VITALE, CATURANO & COMPANY, LTD.

VITALE, CATURANO & COMPANY, LTD.


By: /s/ Richard M. Cummings
    -------------------------
    Richard M. Cummings, CPA
    Vice President

Boston, Massachusetts
July 29, 2005